Registration No. 333-14379
    As filed with the Securities and Exchange Commission on May 15, 2002

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             WARRANTECH CORPORATION
             (Exact name of registrant as specified in its charter)

             Delaware                                            13-3178732
  (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                                150 Westpark Way
                               Euless, Texas 76040
                    (Address of Principal Executive Offices)

                    1988 Employee Incentive Stock Option Plan
              1996 Short Term Incentive Compensation Bonus Program
                            (Full title of the plan)

                                Joel San Antonio
                             Chief Executive Officer
                             Warrantech Corporation
                                150 Westpark Way
                               Euless, Texas 76040
                                 (800) 544-9510
            (Name, address and telephone number of agent for service)

                                   Copies to:
                            Ralph A. Siciliano, Esq.
                    Tannenbaum Helpern Syracuse & Hirschtritt
                                900 Third Avenue
                            New York, New York 10022
                                 (212) 508-6700

                         CALCULATION OF REGISTRATION FEE

                                                     Proposed maximum       Proposed
      Title of securities              Shares         offering price    maximum aggregate        Amount of
       to be registered           to be registered       per share        offering price     registration fee
Common Stock ($.007 par value)       300,000(1)             N/A                N/A                N/A(1)
Common Stock ($.007 par value)       200,000(2)             N/A                N/A                N/A(2)

(1) Warrantech Corporation (the "Registrant") previously registered 300,000 shares of common stock, par value $.007 per share (the "Common Stock") reserved for issuance under its 1988 Employee Incentive Stock Option Plan (the "1988 Option Plan") on Form S-8 (Registration File No. 333-14379) filed with the Securities and Exchange Commission on October 17, 1996 (the "Registration Statement"). The Registrant previously paid $852.50 upon the filing of the Registration Statement in connection with the shares of Common Stock to be issued under the 1988 Option Plan.

(2) The Registrant previously registered 200,000 shares of Common Stock reserved for issuance under its 1996 Short Term Incentive Compensation Bonus Program (the "Bonus Program") on the Registration Statement and previously paid $568.48 upon the filing of such Registration Statement in connection with the shares of Common Stock to be issued under the Bonus Program.

                                Explanatory Note

      The Registrant hereby amends the Registration Statement by filing this Post-Effective Amendment No. 1 on Form S-8 (this "Amendment") in order to reflect the following:

      1. By action taken by the Registrant's Board of Directors on June 26, 2001, the period of time under which shares may be issued under the Bonus Program was extended until March 31, 2005; and

      2. At the Registrant's 1998 Annual Meeting of Stockholders, the Company's stockholders approved a new 1998 Employee Incentive Stock Option Plan (the "1998 Plan") and the 1988 was terminated. The 1998 Plan originally authorized the issuance of up to 1,041,987 shares of Common Stock for grants of non-qualified options and incentive stock options. This authorized share reserve is comprised of (i) the number of shares which remained available for issuance, as of the 1998 Plan's Effective Date, under the 1988 Option Plan, including the shares subject to the outstanding options incorporated into the 1998 Plan and any other shares which would have been available for future option grants under the 1988 Option Plan, plus (ii) an additional 600,000 shares which were included in the initial authorized share reserve when the 1998 Plan was approved.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      Pursuant to Rule 428(b)(1) promulgated under the Securities Act, the information required by Item 1 and Item 2 of Part I is included in documents sent or given to participants in the Warrantech Corporation 1988 Employee Incentive Stock Option Plan and the Warrantech 1996 Short Term Incentive Compensation Bonus Program and is not being filed with, or included in, this Form S-8 in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

      The following documents filed by the Registrant with the Commission are hereby incorporated by reference:

      (a) The Registrant's latest Annual Report on Form 10-K for the fiscal year ended March 31, 2001.

      (b) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report referred to in (a) above.

      (c) The description of the Company's Common Stock that is contained in the Registrant's Amendment No. 1 to its Registration Statement on Form 8-A filed on February 25, 1985, pursuant to Section 12 of the Exchange Act; including any amendments or reports for the purpose of updating such description.

      (d) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference to this Registration Statement and to be part hereof from the date of filing of such documents.

      Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes that statement.

      The Registrant will provide without charge to each person who has received a copy of any prospectus to which this Registration Statement relates, upon the written or oral request of that person, a copy of any or all the documents that have been or may be incorporated by reference into this Registration Statement, other than exhibits to those documents, unless the exhibits are incorporated by reference in those documents. Written requests for copies should be directed to the Registrant's principal executive offices at 150 Westpark Way, Euless, Texas 76040, Attention: Joel San Antonio. Telephone requests for copies should be directed to the Company's Chief Executive Officer at (800) 544-9510.

Item 4. Description of Securities.

      Not applicable.

Item 5. Interests of Named Experts and Counsel.

      Not Applicable.

Item 6. Indemnification of Directors and Officers.

      1. As permitted by Sections 102 and 145 of the Delaware General Corporation Law (as amended, 1993), the Registrant's Certificate of Incorporation eliminates a director's personal liability for monetary damages to the Registrant and its stockholders arising from a breach of a director's fiduciary duty except for liability under Section 174 of the Delaware General Corporation Law, or liability for any breach of the director's duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or for any transaction from which the director derived an improper personal benefit. The effect of this provision in the Certificate of Incorporation is to eliminate the rights of the Registrant and its stockholders (through stockholders' derivative suits on behalf of the Registrant) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting form negligent or grossly negligent behavior) except in the situations described above.

      2. The Registrant's bylaws provide for the indemnification of officers, directors and employees, and the Company has entered into an indemnification agreement with each officer and director of the Registrant (an "Indemnitee"). Under the bylaws and such indemnification agreements, the Registrant must indemnify an Indemnitee to the fullest extent permitted by Delaware law for losses and expenses incurred in connection with actions in which the Indemnitee is involved by reason of having been director or employee of the Registrant (including attorney's fees). The Registrant is also obligated to advance expenses an Indemnitee may incur in connection with such actions before any resolution of the action, and the Indemnitee may sue to enforce his or her right to indemnification or advancement of expenses.

3. The Registrant presently maintains policies of insurance under which its directors and officers of Registrant are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being, or having been, such directors or officers.

4. There is no litigation pending, and neither the Registrant nor any of its directors know of any threatened litigation or proceeding which might result in a claim for indemnification by any officer or director.

Item 7. Exemption from Registration Claimed.

            Not applicable.

Item 8. Exhibits.

      Number      Document
      ------      --------

      3.1 Certificate of Incorporation filed June 22, 1983. Incorporated by reference to the Registrant's Registration Statement on Form S-18, filed on November 23, 1983, Registration No. 2-88097-NY.

      3.2 Certificate of Amendment of Certificate of Incorporation filed October 24, 1983. Incorporated by reference to the Registrant's Registration Statement on Form S-18, filed on November 23, 1983, Registration No. 2-88097-NY.

      3.3 Certificate of Amendment of Certificate of Incorporation dated June 29, 1987. Incorporated by reference to the Registrant's Form 8 Amendment to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1987, file No. 0-13084.

      3.4 Certificate of Designation of the Registrant with respect to the Preferred Stock as filed with the Secretary of State of Delaware on October 12, 1993. Incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1994, file No. 0-13084.

      3.5 By-Laws of the Registrant, as amended. Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1988, file No. 0-13084.

      4.3         1998 Employee Incentive Stock Option Plan.

      4.4         1996 Short Term Incentive Compensation Program, as amended.

      23.1        Consent of Independent Accountants.

      24.1        Power of Attorney (see page 7).

Item 9. Undertakings.

      A. The Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to

                  (a) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (b) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (c) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      C. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Euless, Texas on May 15, 2002.

                                                    WARRANTECH CORPORATION


                                                    By /s/ Joel San Antonio
                                                       -------------------------
                                                       Joel San Antonio,
                                                       Chairman of the Board and
                                                       Chief Executive Officer

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes Joel San Antonio, William Tweed and Jeffrey J. White, jointly and severally, his attorneys-in-fact, each with full power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.

      Signature                        Title                          Date
      ---------                        -----                          ----

/s/ Joel San Antonio          Chairman of the Board,              May 15, 2002
--------------------------    Chief Executive Officer
Joel San Antonio              and Director


/s/ Richard F. Gavino         Executive Vice President,           May 15, 2002
--------------------------    Chief Financial Officer
Richard F. Gavino             and Treasurer
                              (Principal Accounting
                              and Financial Officer)


/s/ William Tweed             Vice Chairman                       May 15, 2002
--------------------------    and Director
William Tweed

       Signature                      Title                           Date
       ---------                      -----                           ----

/s/ Lawrence Richenstein      Director                            May 15, 2002
--------------------------
Lawrence Richenstein

/s/ Gordon A. Paris           Director                            May 15, 2002
--------------------------
Gordon A. Paris

/s/ Jeffrey J. White          Director                            May 15, 2002
--------------------------
Jeffrey J. White

/s/ Ronald Glime              Director                            May 15, 2002
--------------------------
Ronald Glime

                                  EXHIBIT INDEX

Exhibit Number                        Exhibit                       Page Number
--------------                        -------                       -----------

    3.1             Certificate of Incorporation filed June          _________
                    22, 1983. Incorporated by reference to
                    the Registrant's Registration Statement
                    on Form S-18, filed on November 23,
                    1983, Registration No. 2-88097-NY.

    3.2             Certificate of Amendment of Certificate          _________
                    of Incorporation filed October 24, 1983.
                    Incorporated by reference to the
                    Registrant's Registration Statement on
                    Form S-18, filed on November 23, 1983,
                    Registration No. 2-88097-NY.

    3.3             Certificate of Amendment of Certificate          _________
                    of Incorporation dated June 29, 1987.
                    Incorporated by reference to the
                    Registrant's Form 8 Amendment to the
                    Registrant's Annual Report on Form 10-K
                    for the fiscal year ended March 31,
                    1987, file No. 0-13084.

    3.4             Certificate of Designation of the                _________
                    Registrant with respect to the Preferred
                    Stock as filed with the Secretary of
                    State of Delaware on October 12, 1993.
                    Incorporated by reference to the
                    Registrant's Annual Report on Form 10-K
                    for the fiscal year ended March 31,
                    1994, file No. 0-13084.

    3.5             By-Laws of the Registrant, as amended.          _________
                    Incorporated by reference to the
                    Registrant's Quarterly Report on Form
                    10-Q for the fiscal quarter ended
                    September 30, 1988, file No. 0-13084.

    4.3             1998 Employee Incentive Stock Option               10
                    Plan.

    4.4             1996 Short Term Incentive Compensation             22
                    Program, as amended.

    23.1            Consent of Independent Accountants.                27

    24.1            Power of Attorney (see page 7).                    29